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                                                                    EXHIBIT 99


         The following Section 7 is added to Article VI of the Company's
Bylaws:

                  7. Notwithstanding anything herein to the contrary, any and all classes and series of shares, or any part thereof, may be uncertificated, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall cause to be sent to the registered owner thereof a written notice containing information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class of series shall be identical. Notwithstanding anything herein to the contrary, the board of directors may adopt alternative procedures for registration of transfers or uncertificated shares.